UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(Address of principal executive offices, including zip code)

(760) 727-1280

(Registrant’s telephone number including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2008, the Compensation Committee of the Board of Directors of DJO Incorporated, the parent (“Parent”) of DJO Finance LLC (the “Company”), approved the grant of options (“Options”) under the Parent’s 2007 Incentive Equity Plan to several executive officers and other members of management, including Leslie H. Cross, the Company’s Chief Executive Officer, who was granted options to purchase a total of 486,999 shares of the Parent’s Common Stock and Vickie L. Capps, the Company’s Chief Financial Officer, who was granted options to purchase a total of 400,243 shares of the Parent’s Common Stock (the “Option Shares”).  The Options granted to Mr. Cross and Ms. Capps have a term of ten years from the date of grant and an exercise price of $16.46 per share. The Options vest in accordance with the following schedule: (a) one-third of the Option Shares constitute, and may be purchased pursuant to the provisions of the “Time-Based Tranche” (defined below), (b) one-third of the Option Shares constitute and may be purchased pursuant to the provisions of the First Performance-Based Tranche (defined below), and (c) one-third of the Option Shares constitute and may be purchased pursuant to the provisions of the Second Performance-Based Tranche (defined below).  The Options shall become exercisable with respect to 25% of the Time-Based Tranche on December 31, 2008, 20% of the Time-Based Tranche on December 31, 2009, 18.33% of the Time-Based Tranche on December 31, 2010 and 2011, and 18.34% on December 31, 2012 if such optionee remains in the continuous employ of the Company or any Company subsidiary or affiliate as of each such date.  Each of the First and Second Performance-Based Tranches contains adjusted EBITDA and operating cash flow targets, with the second such tranche requiring greater performance than the first.  The optionee may earn the right to exercise the option to purchase 25% of the First or both the First and Second Performance-Based Tranches on December 31, 2008 if the applicable performance targets are achieved, 20% of the first or both such performance tranches on December 31, 2009 if the applicable performance targets are achieved, 18.33% of the first or both such performance tranches on December 31, 2010 and 2011, and 18.34% of the first or both such tranches on December 31, 2012, if the applicable performance targets are achieved as of such dates, and provided that the optionee shall have remained in the continuous employ of the Company or any Company subsidiary or affiliate as of each such date.  The Options also contain a change in control provision that causes the vesting of a portion of the tranches upon the occurrence of a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DJO FINANCE LLC
Date: February 27, 2008
	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President, General Counsel
and Secretary